UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2024

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, on September 10, 2024, the stockholders of Ontrak, Inc. (“Ontrak,” “we,” “us,” or “our”) approved the Ontrak, Inc. Amended and Restated 2017 Stock Incentive Plan (the “A&R Plan”) and it became effective as of that date. Because the A&R Plan became effective, no further awards will be granted under our 2017 Stock Incentive Plan on or after September 10, 2024. Our board of directors approved the A&R Plan on June 11, 2024, subject to and effective upon approval of the A&R Plan by our stockholders. A brief description of the terms and conditions of the A&R Plan is included in the section titled “Proposal 3 – Stock Incentive Plan Proposal” of the definitive proxy statement for our 2024 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission on July 29, 2024 (the “Proxy Statement”), which description is incorporated herein by reference. A copy of the A&R Plan is filed as an exhibit to this report and incorporated by reference herein.

The forms of agreements for grants of stock options under the A&R Plan approved by our board of directors are filed as exhibits to this report and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The proposals described below were voted on at our annual meeting of stockholders held on September 10, 2024 (the “Annual Meeting”). The proposals are described in detail in the Proxy Statement. Below is a brief description of, and the final results of the votes for, each proposal.

Proposal 1: Each of the director nominees identified below was elected to hold office until our 2025 annual meeting of stockholders, and until their respective successors are elected and qualified, by the votes set forth below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael E. Sherman	30,095,535	215,140	4,405,186
Richard A. Berman	30,215,054	95,621	4,405,186
James M. Messina	30,072,588	238,087	4,405,186

No individuals were nominated for election to our board of directors by the holders of our 9.50% Series A Cumulative Perpetual Preferred Stock (“Preferred Stock”). Accordingly, the holders of our Preferred Stock, in their capacity as such, did not vote at the Annual Meeting and no persons were elected to the two seats on our board of directors that are to be elected by the holders of our Preferred Stock, and such seats remain vacant.

Proposal 2: Our stockholders ratified, by the votes set forth below, the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,526,524	167,721	21,616	—

Proposal 3: Our stockholders approved, by the votes set forth below, the A&R Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,990,553	309,696	10,426	4,405,186

Proposal 4: Our stockholders approved, by the votes set forth below, our non-employee director retention plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,975,419	302,234	33,022	4,405,186

Proposal 5: Our stockholders approved, by the votes set forth below and on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,831,980	457,688	21,007	4,405,186

Proposal 6: Our stockholders voted as follows with respect to the preferred frequency of holding an advisory vote on the compensation of our named executive officers:

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
511,237	61,910	29,681,613	55,915	4,405,186

In light of the results on proposal 6, we have decided to include in our proxy materials the stockholder advisory vote on executive compensation every three years until the next required vote on the frequency of stockholder advisory votes on executive compensation.

Proposal 7: Our stockholders approved, by the votes set forth below, the proposal to give our board of directors the authority to file, at its discretion, a certificate of amendment to our amended and restated certificate of incorporation, as amended, to effect a reverse split of our issued common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-15, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by our board of directors in its discretion and to be effected, if at all, in the sole discretion of our board of directors, at any time following stockholder approval and before September 10, 2025 without further approval or authorization of our stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,323,782	1,162,170	229,909	—

Proposal 8: Our stockholders approved, by the votes set forth below, the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 7 if there were not sufficient votes to approve Proposal 7.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,497,912	1,031,244	186,705	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Ontrak, Inc, 2017 Amended and Restated Stock Incentive Plan.
10.2	Form of stock option agreement for grants to non-executive officer employees under the Ontrak, Inc, 2017 Amended and Restated Stock Incentive Plan.
10.3	Form of stock option agreement for grants to executive officers under the Ontrak, Inc, 2017 Amended and Restated Stock Incentive Plan.
10.4	Form of stock option agreement for grants to non-employee directors under the Ontrak, Inc, 2017 Amended and Restated Stock Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: September 13, 2024	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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